Exhibit 99.1

Akoya Reports Record Revenue in the Fourth Quarter of 2022 and Provides Full Year 2023 Revenue Guidance

March 6, 2023

Q4 2022 revenue $21.2 million and FY 2022 revenue $74.9 million

FY 2023 revenue guidance range $95-98 million

MARLBOROUGH, Mass.— Akoya Biosciences, Inc. (Nasdaq: AKYA) (“Akoya”), The Spatial Biology Company®, today announced its financial results for the fourth quarter and full year ending December 31, 2022.

“Akoya’s strong performance in 2022 is a reflection of the robust demand for our leading spatial biology solutions, our thoughtful consideration of market requirements, and sound execution of our financial and strategic plan,” said Brian McKelligon, Chief Executive Officer, Akoya Biosciences.  “The accelerating adoption of our solutions enabled record setting revenues quarter over quarter throughout the year. We grew our installed base to 934 instruments by year end 2022 and expanded our reagent and analysis tool offerings, to deliver the fastest, simplest, and most flexible spatial biology platform in the market. Furthermore, we made significant progress towards the clinic, where we have a first-mover advantage, by securing biopharma CDx and IVD workflow partnerships, strengthening Akoya’s position within the largest spatial biology market segment.”

Fourth Quarter 2022 Financial Highlights

●	Total revenue was $21.2 million in the fourth quarter of 2022, compared to $16.2 million in the prior year period; an increase of 31%.
●	Product revenue was $15.7 million in the fourth quarter of 2022, compared to $12.9 million in the prior year period; an increase of 22%.
●	Services and other revenue totaled $5.5 million in the fourth quarter of 2022, compared to $3.2 million in the prior year period; an increase of 70%.
●	Gross profit was $12.0 million and gross profit margin was 57% in the fourth quarter of 2022.
●	71 instruments were sold in the fourth quarter of 2022; 25 PhenoCyclers, 46 PhenoImagers (which includes Fusion and HT); compared to 46 instruments sold in the prior year period (21 PhenoCyclers, 25 PhenoImagers); an increase of 54%.
●	Instrument installed base of 934 as of December 31, 2022; 254 PhenoCyclers, 680 PhenoImagers.
●	Combined-unit PhenoCycler-Fusion installed base of 105 as of December 31, 2022.
●	$81.2 million of cash, cash equivalents, and marketable securities as of December 31, 2022.

Full Year 2022 Financial Highlights

●	Total revenue was $74.9 million for the FY 2022 compared to $54.9 million in the prior year; an increase of 36%.
●	Product revenue was $57.7 million for the FY 2022, compared to $44.5 million in the prior year; an increase of 30%.
●	Services and other revenue totaled $17.2 million for the FY 2022, compared to $10.4 million in the prior year; an increase of 65%.
●	Gross profit was $43.4 million and gross profit margin was 58% for the FY 2022.

●	237 instruments were sold throughout the FY 2022; 72 PhenoCyclers, 165 PhenoImagers (which includes Fusion, HT, and Mantra), compared to 147 instruments sold in the prior year; an increase of 61%.

Fourth Quarter 2022 Business Highlights

●	As of December 31, 2022, there have been 772 total publications featuring Akoya’s platform; 57% growth from 493 total publications as of December 31, 2021.
●	At the 2022 Society of Immunotherapy of Cancer (SITC) conference November 8-12, 2022, Akoya unveiled the PhenoCode Signature Panels on the PhenoImager instruments and will begin commercial launch of the first five signature IO panels during the first quarter of 2023.
●	As highlighted during the 2nd Annual Spatial Day, held virtually on December 15, 2022, Akoya will be launching a suite of solutions throughout 2023 including: PhenoCode Signature Panels for low to mid-plex translational and clinical research studies, PhenoCode Discovery Panels for high-plex protein and RNA discovery studies, ACD’s RNAscope for RNA biomarker validation, a multi-slide carrier upgrade on the PhenoCycler-Fusion to double throughput, and cutting-edge partnered software analysis tools.
●	At the 2023 Advances in Genome Biology and Technology (AGBT) conference February 6-9, 2023, Akoya presented results from a novel same-section study which showcased the benefits of high-speed imaging via the PhenoCycler-Fusion to simultaneously detect protein and RNA markers across 23 different tissue samples, demonstrating a first-of-its-kind robust and scalable multiomics dataset.
●	Announced a strategic partnership with Agilent to accelerate multi-plex tissue analysis adoption in the clinic with a combined end-to-end commercial workflow of reagents, staining, imaging, analysis and services for the benefit of biopharma and CROs to meet spatial diagnostic needs.

2023 Financial Outlook

The Company, based on its current plans and initiatives, expects a full year 2023 revenue guidance range of $95-98 million.

Webcast and Conference Call Details

Akoya will host a conference call today, March 6, 2023, at 5:00 p.m. Eastern Time to discuss its fourth quarter and full year 2022 financial results. Investors interested in listening to the conference call are required to register online. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://investors.akoyabio.com/. The webcast will be archived on the website following the completion of the call for three months.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including expectations regarding our ability to market and sell our PhenoCycler and PhenoImager platforms and increase awareness of spatial biology technology, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

About Akoya Biosciences

As The Spatial Biology Company®, Akoya Biosciences’ mission is to bring context to the world of biology and human health through the power of spatial phenotyping. The Company offers comprehensive single-cell imaging solutions that allow researchers to phenotype cells with spatial context and visualize how they organize and interact to influence disease progression and response to therapy. Akoya offers a full continuum of spatial phenotyping solutions to serve the diverse needs of researchers across discovery, translational and clinical research: PhenoCode™ Panels and PhenoCycler®, PhenoImager® Fusion and PhenoImager HT Instruments. To learn more about Akoya, visit www.akoyabio.com.

Investor Contact:

Priyam Shah

Sr. Director, Investor Relations

Akoya Biosciences

investors@akoyabio.com

Media Contact:

Christine Quern

617-650-8497

media@akoyabio.com

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$74,229	$113,079
Marketable securities	6,989	—
Accounts receivable, net	9,729	9,444
Inventories, net	14,486	9,014
Prepaid expenses and other current assets	6,764	9,277
Total current assets	112,197	140,814
Property and equipment, net	10,174	7,487
Demo inventory, net	2,084	2,548
Intangible assets, net	20,048	21,150
Goodwill	18,262	18,262
Operating lease right of use assets, net	10,785	—
Financing lease right of use assets, net	1,490	—
Other non-current assets	991	646
Total assets	$176,031	$190,907
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$27,147	$23,198
Current portion of operating lease liabilities	3,009	—
Current portion of financing lease liabilities	620	—
Deferred revenue	6,279	4,484
Total current liabilities	37,055	27,682
Deferred revenue, net of current portion	2,114	1,330
Long-term debt, net	63,277	32,471
Contingent consideration liability, net of current portion	6,039	7,850
Operating lease liabilities, net of current portion	8,203	—
Financing lease liabilities, net of current portion	675	—
Other long-term liabilities	87	223
Total liabilities	117,450	69,556
Total stockholders' equity	58,581	121,351
Total liabilities and stockholders' equity	$176,031	$190,907

AKOYA BIOSCIENCES, INC. AND SUBSIDIARY

Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share amounts)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2022	2021	2022	2021
Revenue:
Product revenue	$15,708	$12,921	$57,650	$44,477
Service and other revenue	5,511	3,237	17,209	10,440
Total revenue	21,219	16,158	74,859	54,917
Cost of goods sold:
Cost of product revenue	6,214	4,090	20,947	14,471
Cost of service and other revenue	2,959	1,842	10,522	6,228
Total cost of goods sold	9,173	5,932	31,469	20,699
Gross profit	12,046	10,226	43,390	34,218
Operating expenses:
Selling, general and administrative	20,948	19,046	79,653	51,016
Research and development	6,433	5,563	23,211	15,701
Change in fair value of contingent consideration	497	1,023	(102)	2,073
Depreciation and amortization	1,759	1,374	6,734	4,726
Total operating expenses	29,637	27,006	109,496	73,516
Loss from operations	(17,591)	(16,780)	(66,106)	(39,298)
Other income (expense):
Interest expense	(1,847)	(844)	(4,554)	(3,115)
Change in fair value of warrant liability	—	—	—	(2,728)
Gain on extinguishment of debt	—	—	—	2,476
Interest income	564	26	777	91
Other expense, net	(27)	(192)	(635)	(501)
Loss before benefit (provision) for income taxes	(18,901)	(17,790)	(70,518)	(43,075)
Benefit (provision) for income taxes	26	117	(123)	140
Net loss	$(18,875)	$(17,673)	$(70,641)	$(42,935)
Dividends accrued on redeemable convertible preferred stock	—	—	—	(1,435)
Adjusted net loss attributable to common stockholders	(18,875)	(17,673)	(70,641)	(44,370)
Net loss per share attributable to common stockholders, basic and diluted	$(0.50)	$(0.47)	$(1.87)	$(1.65)
Weighted-average shares outstanding, basic and diluted	38,002,409	37,252,039	37,746,915	26,896,976